As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DMC Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-0608431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11800 Ridge Parkway, Suite 300 Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

DMC GLOBAL INC. 2025 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE MAY 13, 2026)

(Full title of the plan)

Eric V. Walter

Chief Financial Officer

DMC Global Inc.

11800 Ridge Parkway, Suite 300

Broomfield, Colorado 80021

(Name and address of agent for service)

(303) 655-5700

(Telephone number, including area code, of agent for service)

Copy to:

Christopher J. Gyves

Sudhir N. Shenoy

Womble Bond Dickinson (US) LLP

301 S. College St., Suite 3500

Charlotte, North Carolina 28202

(704) 331-4900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act, as amended:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 13, 2026, at the 2026 Annual Meeting of Stockholders of DMC Global Inc. (the “Company”), the Company’s stockholders re-approved the DMC Global Inc. 2025 Omnibus Incentive Plan (As Amended and Restated Effective May 13, 2026) (the “Plan”), to, among other things, increase the number of shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), available for issuance under the Plan by 700,000 shares. The Company has prepared this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), such additional 700,000 shares of Common Stock for issuance under the Plan. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on May 14, 2025 (Registration No. 333-287265) are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 4, 2016).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 4, 2022).

4.3	Certificate of Correction of Certificate of Amendment of DMC Global Inc. filed on August 14, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed with the Commission on August 15, 2024).

4.4	Amended and Restated Bylaws of DMC Global Inc., adopted on May 15, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2024).

5.1	Opinion of Womble Bond Dickinson (US) LLP as to the legality of the common stock being registered.

23.1	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

99.1	DMC Global Inc. 2025 Omnibus Incentive Plan (As Amended and Restated Effective May 13, 2026).

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on this 13th day of May, 2026.

DMC GLOBAL INC.

By:	/s/ James O’Leary
James O’Leary
Executive Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned authorizes James O’Leary and Eric V. Walter, or either of them severally, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file any and all amendments to the Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of May 13, 2026.

/s/ James O’Leary		/s/ Eric V. Walter
Name:	James O’Leary	Name:	Eric V. Walter
Title:	Executive Chairman, President and Chief Executive Officer (Principal Executive Officer)	Title:	Chief Financial Officer (Principal Financial Officer)

/s/ Brett Seger		/s/ John R. Doubman
Name:	Brett Seger	Name:	John R. Doubman
Title:	Chief Accounting Officer (Principal Accounting Officer)	Title:	Director

/s/ Ruth I. Dreessen		/s/ Michael A. Kelly
Name:	Ruth I. Dreessen	Name:	Michael A. Kelly
Title:	Director	Title:	Director

/s/ Ouma Sananikone		/s/ Sharon S. Spurlin
Name:	Ouma Sananikone	Name:	Sharon S. Spurlin
Title:	Director	Title:	Director